Exhibit 99.1

SB Financial Group Announces Second Quarter 2025 Results

DEFIANCE, OH, July 24, 2025 -- SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial” or the “Company”), a diversified financial services company providing full-service community banking, mortgage banking, wealth management, private client and title insurance services today reported earnings for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights compared to the second quarter of the prior year include:

●	GAAP net income and Diluted Earnings per Share (“DEPS”) were $3.9 million, or $0.60 per DEPS, well above the $3.1 million, or $0.47 per DEPS in the prior year quarter. Net Income, adjusted for Originated Mortgage Servicing Rights (“OMSR”), was $3.7 million, up 20.9 percent compared to $3.1 million for the prior-year period. Adjusted DEPS of $0.58 was also up 25.4 percent, from the prior year.

●	Net interest income of $12.1 million increased by 25.6 percent from $9.7 million reported in the prior-year quarter.

●	Loan growth of $89.3 million, or 8.9 percent from the prior-year quarter, with growth from the linked quarter of $6.4 million, or 0.6 percent. This marks five consecutive quarters of sequential loan growth. Loan growth adjusted for the Marblehead acquisition, was $71.3 and $7.0 million, from the prior year and linked quarters, respectively.

●	Deposit growth of $134.6 million, or 12.1 percent from the prior-year quarter, with a decline from the linked quarter of $21.4 million, or 1.7 percent. Adjusted for the Marblehead acquisition, total deposits increased $83.8 million from the prior year.

●	Tangible book value (“TBV”) per share ended the quarter at $16.44 up $1.18 per share or 7.7 percent from the prior year quarter.

Six months ended June 30, 2025 Highlights compared to the same period of the prior year:

●	Mortgage banking revenue totaled $3.6 million for the first half of 2025, reflecting an increase of 6.9 percent compared to $3.4 million for the first half of 2024.

●	Net interest income rose to $23.4 million, representing a year-over-year improvement of 24.3 percent from $18.8 million for the six months ending June 30,2024.

●	Total interest expense came in at $12.4 million, up slightly by 2.6 percent from $12.1 million in the prior year period.

Earnings Highlights	Three Months Ended			Six Months Ended
($ in thousands, except per share & ratios)	Jun. 2025	Jun. 2024	% Change	Jun. 2025	Jun. 2024	% Change
Operating revenue	$17,176	$14,045	22.3%	$32,562	$27,176	19.8%
Interest income	18,467	15,654	18.0%	35,840	30,954	15.8%
Interest expense	6,339	5,995	5.7%	12,432	12,115	2.6%
Net interest income	12,128	9,659	25.6%	23,408	18,839	24.3%
Provision for credit losses	597	-	N/M	984	-	N/M
Noninterest income	5,048	4,386	15.1%	9,154	8,337	9.8%
Noninterest expense	11,852	10,671	11.1%	24,262	20,953	15.8%
Net income	3,852	3,113	23.7%	6,010	5,481	9.7%
Adjusted Earnings per diluted share	0.58	0.46	26.1%	1.00	0.79	26.6%
Earnings per diluted share	0.60	0.47	27.7%	0.93	0.82	13.4%
Adjusted Return on Avg. Assets	1.00%	0.92%	8.7%	0.85%	0.81%	4.9%
Return on average assets	1.03%	0.93%	10.8%	0.82%	0.82%	0.0%
Adjusted Return on Avg. Equity	11.29%	10.12%	11.5%	10.54%	8.45%	24.7%
Return on average equity	11.67%	10.22%	14.2%	9.19%	9.02%	1.9%

“Our second quarter results highlight the execution of our growth strategy and disciplined operational management, and their positive impact on our results,” said Mark A. Klein, Chairman, President, and CEO. “Net income for the quarter was $3.9 million, a 23.7 percent increase from the prior-year quarter, with the GAAP DEPS of $0.60 up 27.7 percent from the prior year. Our solid second quarter performance reflects the first full quarter of contribution from the Marblehead acquisition which strengthened our liquidity position and further expanded our market presence in Northern Ohio.”

Net interest income for the quarter grew by 25.6 percent to $12.1 million compared to the previous year, driven by continued strong loan growth and stabilization of funding costs. Total loans increased by $89.3 million, compared to the prior year, and by $6.4 million from the linked quarter. Adjusted for the Marblehead acquisition, total loan growth would have been $71.3. Deposits rose $134.6 million, or 12.1 percent, to $1.25 billion, reflecting the impact of the acquisition and the strength of our new and existing client relationships. Adjusted for the acquisition, deposits increased $83.8 million from the prior year.

RESULTS OF OPERATIONS

In the second quarter of 2025, total operating revenue increased to $17.2 million, a 22.3 percent rise from $14.0 million in the prior year and an 11.6 percent increase from the linked quarter, driven by continued growth in both net interest income and noninterest income. Net interest income reached $12.1 million, a strong 25.6 percent year-over-year increase, reflecting higher interest income on loans, which rose by $2.2 million to $16.2 million. Deposit costs increased by 7.5 percent to $5.6 million but were partially offset by decreases in interest expense on other funding sources, resulting in a 5.7 percent increase in total interest expense compared to the prior year quarter. As a result, the net interest margin expanded by 36 basis points year-over-year to 3.48 percent, reflecting the continued strength of our interest-earning assets and stabilization of funding costs. Noninterest income for the quarter increased by 15.1 percent year-over-year to $5.0 million due primarily to improvements in gain on sale of mortgage loans and title insurance as well as modest increases in wealth management, mortgage loan servicing and customer service fees. These fees were partially offset by decreases in gain on sales of non-mortgage loans. “We continue to focus on maintaining a balanced growth strategy and diversified revenue stream coupled with effective cost management,” said Mr. Klein.

Mortgage Loan Business

Net mortgage banking revenue for the quarter reached $2.2 million, up $317,000 from the prior-year quarter. Loan servicing fees added $904,000 to revenue, reflecting an increase of $42,000 from the prior-year quarter. The OMSR net valuation adjustment for the second quarter of 2025 was a positive $159,000 compared to a positive $38,000 in the second quarter of 2024.

Mortgage Banking

($ in thousands)	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Prior Year Growth
Mortgage originations	$97,901	$39,775	$72,534	$70,715	$75,110	$22,791
Mortgage sales	74,313	39,279	62,301	61,271	55,835	18,478
Mortgage servicing portfolio	1,456,374	1,432,184	1,427,318	1,406,273	1,389,805	66,569
Mortgage servicing rights	15,896	14,965	14,868	14,357	14,548	1,348

Revenue
Loan servicing fees	904	894	886	874	862	42
OMSR amortization	(469)	(294)	(358)	(370)	(335)	(134)
Net administrative fees	435	600	528	504	527	(92)
OMSR valuation adjustment	159	11	288	(465)	38	121
Net loan servicing fees	594	611	816	39	565	29
Gain on sale of mortgages	1,565	849	1,196	1,311	1,277	288
Mortgage banking revenue, net	$2,159	$1,460	$2,012	$1,350	$1,842	$317

Noninterest Income and Noninterest Expense

“Noninterest income for the second quarter of 2025 totaled $5.0 million, up $661,000 or 15.1 percent from the prior-year quarter, primarily due to increased gains on sales of mortgage loans and OSMR, and increased title service and other revenue. Compared to the prior-year quarter, gains on sales of mortgage loans and OSMR grew modestly by $289,000 year over year, and title insurance revenue added $176,000, reflecting our revenue diversification strategy,” Mr. Klein noted.

Noninterest Income/Noninterest Expense

($ in thousands, except ratios)	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Prior Year Growth
Noninterest Income (NII)	$5,048	$4,107	$4,557	$4,123	$4,386	$662
NII / Total Revenue	29.4%	26.7%	29.5%	28.8%	31.5%	-2.1%
NII / Average Assets	1.4%	1.1%	1.3%	1.2%	1.3%	0.1%
Total Revenue Growth	22.3%	17.2%	2.2%	4.5%	-0.6%	22.9%

Noninterest Expense (NIE)	$11,852	$12,410	$11,003	$11,003	$10,671	$1,181
Efficiency Ratio	68.9%	80.0%	71.1%	76.8%	75.9%	-7.0%
NIE / Average Assets	3.2%	3.4%	3.2%	3.2%	3.2%	0.0%
Net Noninterest Expense/Avg. Assets	-1.8%	-2.3%	-1.8%	-2.0%	-1.9%	0.1%
Total Expense Growth	11.1%	20.7%	6.1%	5.0%	3.2%	7.9%

Noninterest expense for the second quarter of 2025 was $11.9 million, up 11.1 percent from the prior year, driven primarily by increased salary and benefit expenses, data processing and professional fees.

“Our efficiency ratio in the second quarter of 2025 was 68.9 percent marking a solid improvement compared to the linked quarter and the prior year,” stated Mr. Klein.

Balance Sheet

As of June 30, 2025, SB Financial reported total assets of $1.49 billion, down slightly from the linked quarter but higher than the previous year. Year-over-year growth was primarily driven by a robust increase in the loan portfolio, which reached $1.09 billion, marking a $89.3 million or 8.9 percent increase year over year. Loan growth also included $18.0 million in loans added with the completion of the acquisition. Cash increased by $57.5 million from the prior year, including $35 million added from the liquidation of the acquired investment portfolio.

Total deposits increased to $1.25 billion, growing $134.6 million or 12.1 percent year over year, including $50.9 million in low-cost deposits from the acquisition and $83.8 million in organic deposit growth reflecting SB Financial’s successful efforts in deposit gathering and customer engagement within dynamic markets. Shareholders’ equity ended the quarter at $133.6 million, representing an $8.2 million increase from the prior year. This growth reflects management’s ongoing commitment to enhancing shareholder value through solid earnings performance.

During the second quarter, SB Financial repurchased 124,000 shares, more than in the previous quarters as the Company made opportunistic purchases below our target range. This reflects the Company’s commitment to returning value to shareholders through dividends and share repurchases while retaining adequate capital to support our long-term growth.

“As we progress through the second half of 2025, our balance sheet strength and strategic management of resources form a foundation to support our long-term strategic growth ambitions,” said Mr. Klein. “Even in the current uncertain rate environment, we achieved our fifth consecutive quarter of sequential loan growth, with balances increasing by $89.3 million from the previous year, which included $71.3 million of organic loan growth. This performance underscores the strength of our deep client relationships and our sustained competitiveness in local markets as we pursue an innovative, “hybrid” office operating strategy. Our strong asset quality, supported by top-decile coverage ratios, remains a key component of our financial stability, which will enable us to take advantage of emerging opportunities while continuing to pursue operational excellence. Looking ahead, we are committed to driving shareholder value and sustaining robust financial performance as the economy evolves and stabilizes.”

Loan Balances

($ in thousands, except ratios)	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Annual Growth
Commercial	$118,984	$125,878	$124,764	$123,821	$123,287	$(4,303)
% of Total	10.9%	11.6%	11.9%	12.0%	12.3%	-3.5%
Commercial RE	525,671	509,518	479,573	459,449	434,967	90,704
% of Total	48.0%	46.8%	45.8%	44.6%	43.3%	20.9%
Agriculture	60,924	61,443	64,680	64,887	64,329	(3,405)
% of Total	5.6%	5.6%	6.2%	6.3%	6.4%	-5.3%
Residential RE	310,126	319,307	308,378	314,010	316,233	(6,107)
% of Total	28.3%	29.3%	29.5%	30.5%	31.5%	-1.9%
Consumer & Other	79,014	72,128	69,340	67,788	66,574	12,440
% of Total	7.2%	6.6%	6.6%	6.6%	6.6%	18.7%
Total Loans	$1,094,719	$1,088,274	$1,046,735	$1,029,955	$1,005,390	$89,329
Total Growth Percentage						8.9%

Deposit Balances

($ in thousands, except ratios)	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Annual Growth
Non-Int DDA	$241,245	$240,446	$232,155	$222,425	$208,244	$33,001
% of Total	19.3%	18.9%	20.1%	19.2%	18.7%	15.8%
Interest DDA	205,581	208,583	201,085	202,097	190,857	14,724
% of Total	16.4%	16.4%	17.4%	17.4%	17.1%	7.7%
Savings	282,311	285,902	237,987	241,761	231,855	50,456
% of Total	22.6%	22.5%	20.6%	20.8%	20.8%	21.8%
Money Market	249,536	257,013	222,161	228,182	225,650	23,886
% of Total	20.0%	20.2%	19.3%	19.7%	20.2%	10.6%
Time Deposits	271,149	279,276	259,217	265,068	258,582	12,567
% of Total	21.7%	22.0%	22.5%	22.9%	23.2%	4.9%
Total Deposits	$1,249,822	$1,271,220	$1,152,605	$1,159,533	$1,115,188	$134,634
Total Growth Percentage						12.1%

Asset Quality

As of June 30, 2025, SB Financial continued to focus on strong asset quality metrics. Nonperforming assets totaled $6.2 million, representing 0.42 percent of total assets, an increase of $944,000 compared to $5.2 million or 0.39 percent of total assets reported in the prior year, but relatively stable compared to the linked quarter balance of $6.1 million, representing 0.41 percent of total assets.

The allowance for credit losses remained strong at 1.43 percent of total loans, providing 265.0 percent coverage of nonperforming loans, a level consistent with the linked quarter and reflective of our conservative approach to risk management. The net loan charge-offs to average loans ratio remained modest at 2 basis points, declining from 3 basis points in the linked quarter but up from the 1 basis point net recoveries recorded in the prior year. These metrics reflect disciplined credit practices and effective collateral management.

“Our asset quality metrics embody our approach and commitment to disciplined risk management within a dynamic economic environment,” stated Mr. Klein. “While we observed an uptick in nonperforming assets compared to the prior year, our reserve coverage ratio and continued low charge-off levels underscore the quality of our loan portfolio and the strength of our lending relationships. We are committed to balancing our conservative approach in managing credit risk with the need to effectively manage our growth to enhance shareholder returns.”

Nonperforming Assets

($ in thousands, except ratios)	Jun. 2025	Mar. 2025	Dec. 2024	Sep. 2024	Jun. 2024	Annual Change
Commercial & Agriculture	$3,306	$3,418	$2,927	$2,899	$2,781	$525
% of Total Com./Ag. loans	1.84%	1.82%	1.55%	1.54%	1.48%	18.9%
Commercial RE	816	798	807	813	475	341
% of Total CRE loans	0.16%	0.16%	0.17%	0.18%	0.11%	71.8%
Residential RE	1,577	1,608	1,539	1,536	1,247	330
% of Total Res. RE loans	0.51%	0.50%	0.50%	0.49%	0.39%	26.5%
Consumer & Other	205	227	243	270	231	(26)
% of Total Con./Oth. loans	0.26%	0.31%	0.35%	0.40%	0.35%	-11.3%
Total Nonaccruing Loans	5,904	6,051	5,516	5,518	4,734	1,170
% of Total loans	0.54%	0.56%	0.53%	0.54%	0.47%	24.7%
Foreclosed Assets and Other Assets	284	73	-	-	510	(226)
Total Change (%)						-44.3%
Total Nonperforming Assets	$6,188	$6,124	$5,516	$5,518	$5,244	$944
% of Total assets	0.42%	0.41%	0.40%	0.40%	0.39%	18.00%

Webcast and Conference Call

The Company will hold the second quarter 2025 earnings conference call and webcast on July 25, 2025, at 11:00 a.m. EDT. Interested parties may access the conference call by dialing 1-888-338-9469. The webcast can be accessed at ir.yourstatebank.com. An audio replay of the call will be available on the Company’s website.

About SB Financial Group

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company for the State Bank & Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 26 offices: 24 in ten Ohio counties and two in Northeast, Indiana, and 26 ATMs. State Bank has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State and Kentucky. SB Financial’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

Forward-Looking Statements

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking industry, changes in economic conditions in the market areas in which SB Financial and its subsidiaries operate, changes in policies by regulatory agencies, changes in accounting standards and policies, changes in tax laws, fluctuations in interest rates, demand for loans in the market areas in SB Financial and its subsidiaries operate, increases in FDIC insurance premiums, changes in the competitive environment, losses of significant customers, geopolitical events, the loss of key personnel and other risks identified in SB Financial’s Annual Report on Form 10-K and documents subsequently filed by SB Financial with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and SB Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, except as required by law. All subsequent written and oral forward-looking statements attributable to SB Financial or any person acting on its behalf are qualified by these cautionary statements.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically pre-tax, pre-provision income, tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income – FTE, net interest income – FTE and net interest margin – FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. In addition, the Company excludes the OMSR valuation adjustment and any gain on sale of assets from net income to report a non-GAAP adjusted net income level. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Investor Contact Information:

Mark A. Klein

Chairman, President and

Chief Executive Officer

Mark.Klein@YourStateBank.com

Anthony V. Cosentino

Executive Vice President and

Chief Financial Officer

Tony.Cosentino@YourStateBank.com

SB FINANCIAL GROUP, INC.

CONSOLIDATED BALANCE SHEETS - (Unaudited)

	June	March	December	September	June
($ in thousands)	2025	2025	2024	2024	2024
ASSETS
Cash and due from banks	$79,463	$105,145	$25,928	$49,348	$21,983
Interest bearing time deposits	1,565	1,565	1,565	1,706	2,417
Available-for-sale securities	195,955	199,721	201,587	211,511	207,856
Loans held for sale	12,774	4,286	6,770	8,927	7,864
Loans, net of unearned income	1,094,719	1,088,274	1,046,735	1,029,955	1,005,390
Allowance for credit losses	(15,645)	(15,391)	(15,096)	(15,278)	(15,612)
Premises and equipment, net	21,857	21,875	20,456	20,715	20,860
Federal Reserve and FHLB Stock, at cost	5,466	5,340	5,223	5,223	5,204
Foreclosed assets	284	73	-	-	510
Interest receivable	5,299	5,072	4,908	4,842	4,818
Goodwill	27,158	27,158	23,239	23,239	23,239
Cash value of life insurance	31,060	30,871	30,685	30,488	30,294
Mortgage servicing rights	15,458	14,965	14,868	14,357	14,548
Other assets	10,888	12,048	12,649	8,916	12,815
Total assets	$1,486,301	$1,501,002	$1,379,517	$1,393,949	$1,342,186

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non interest bearing demand	$241,245	$240,446	$232,155	$222,425	$208,244
Interest bearing demand	205,581	208,583	201,085	202,097	190,857
Savings	282,311	285,902	237,987	241,761	231,855
Money market	249,536	257,013	222,161	228,182	225,650
Time deposits	271,149	279,276	259,217	265,068	258,582
Total deposits	1,249,822	1,271,220	1,152,605	1,159,533	1,115,188

Short-term borrowings	15,640	11,058	10,585	15,240	15,178
Federal Home Loan Bank advances	35,000	35,000	35,000	35,000	35,000
Trust preferred securities	10,310	10,310	10,310	10,310	10,310
Subordinated debt net of issuance costs	19,715	19,702	19,690	19,678	19,666
Interest payable	2,258	2,634	2,351	3,374	2,944
Other liabilities	19,908	19,552	21,468	17,973	18,421
Total liabilities	1,352,653	1,369,476	1,252,009	1,261,108	1,216,707

Shareholders’ Equity
Common stock	61,319	61,319	61,319	61,319	61,319
Additional paid-in capital	15,139	14,955	15,194	15,090	15,195
Retained earnings	120,273	117,397	116,186	113,515	112,104
Accumulated other comprehensive loss	(25,492)	(26,872)	(30,234)	(24,870)	(31,801)
Treasury stock	(37,591)	(35,273)	(34,957)	(32,213)	(31,338)
Total shareholders’ equity	133,648	131,526	127,508	132,841	125,479

Total liabilities and shareholders’ equity	$1,486,301	$1,501,002	$1,379,517	$1,393,949	$1,342,186

SB FINANCIAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended					Six Months Ended
	June	March	December	September	June	June	June
Interest income	2025	2025	2024	2024	2024	2025	2024
Loans
Taxable	$16,059	$15,244	$14,920	$14,513	$13,883	$31,303	$27,430
Tax exempt	116	115	122	127	124	231	247
Securities
Taxable	1,133	1,169	1,178	1,192	1,226	2,302	2,500
Tax exempt	35	38	35	37	37	73	74
Other interest income	1,124	806	592	679	384	1,930	703
Total interest income	18,467	17,372	16,847	16,548	15,654	35,839	30,954

Interest expense
Deposits	5,597	5,352	5,169	5,568	5,208	10,949	10,298
Repurchase agreements & other	21	24	41	43	36	45	70
Federal Home Loan Bank advances	366	362	369	369	370	728	983
Trust preferred securities	161	160	177	187	187	321	375
Subordinated debt	194	195	194	195	194	389	389
Total interest expense	6,339	6,093	5,950	6,362	5,995	12,432	12,115

Net interest income	12,128	11,279	10,897	10,186	9,659	23,407	18,839

Provision for credit losses	597	387	(76)	200	-	984	-

Net interest income after provision for loan losses	11,531	10,892	10,973	9,986	9,659	22,423	18,839

Noninterest income
Wealth management fees	859	864	916	882	848	1,723	1,713
Customer service fees	886	879	842	870	875	1,765	1,755
Gain on sale of mtg. loans & OMSR	1,566	849	1,196	1,311	1,277	2,415	2,058
Mortgage loan servicing fees, net	594	611	816	39	565	1,205	1,328
Gain on sale of non-mortgage loans	82	15	10	20	105	97	115
Title insurance revenue	582	397	478	485	406	979	672
Net gain on sales of securities	-	-	-	-	-	-	-
Gain (loss) on sale of assets	-	-	-	200	-	-	-
Other	479	492	299	316	310	971	696
Total noninterest income	5,048	4,107	4,557	4,123	4,386	9,155	8,337

Noninterest expense
Salaries and employee benefits	6,595	6,237	6,185	6,057	6,009	12,832	11,361
Net occupancy expense	793	893	702	706	707	1,686	1,476
Equipment expense	1,121	1,072	1,127	1,069	1,060	2,193	2,137
Data processing fees	888	1,439	821	758	727	2,327	1,496
Professional fees	892	1,034	895	659	615	1,926	1,373
Marketing expense	190	165	207	241	176	355	373
Telephone and communication expense	125	139	136	128	156	264	261
Postage and delivery expense	107	137	116	145	89	244	186
State, local and other taxes	268	224	224	208	230	492	475
Employee expense	176	174	168	228	159	350	337
Other expenses	697	896	422	804	743	1,593	1,478
Total noninterest expense	11,852	12,410	11,003	11,003	10,671	24,262	20,953

Income before income tax expense	4,727	2,589	4,527	3,106	3,374	7,316	6,223
Income tax expense	875	431	892	752	261	1,306	742

Net income	$3,852	$2,158	$3,635	$2,354	$3,113	$6,010	$5,481

Common share data:
Basic earnings per common share	$0.60	$0.33	$0.55	$0.35	$0.47	$0.93	$0.82
Diluted earnings per common share	$0.60	$0.33	$0.55	$0.35	$0.47	$0.93	$0.82

Average shares outstanding (in thousands):
Basic:	6,448	6,481	6,575	6,660	6,692	6,464	6,703
Diluted:	6,459	6,502	6,599	6,675	6,700	6,483	6,715

SB FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS - (Unaudited)

($ in thousands, except per share & ratios)	At and for the Three Months Ended					Six Months Ended
	June	March	December	September	June	June	June
	2025	2025	2024	2024	2024	2025	2024
SUMMARY OF OPERATIONS
Net interest income	$12,128	$11,279	$10,897	$10,186	$9,659	$23,407	$18,839
Tax-equivalent adjustment	40	41	42	44	43	81	85
Tax-equivalent net interest income	12,168	11,320	10,939	10,230	9,702	23,488	18,924
Provision for credit loss	597	387	(76)	200	-	984	-
Noninterest income	5,048	4,107	4,557	4,123	4,386	9,155	8,337
Total operating revenue	17,176	15,386	15,454	14,309	14,045	32,562	27,176
Noninterest expense	11,852	12,410	11,003	11,003	10,671	24,262	20,953
Pre-tax pre-provision income	5,324	2,976	4,451	3,306	3,374	8,300	6,223
Net income	3,852	2,158	3,635	2,354	3,113	6,010	5,481

PER SHARE INFORMATION:
Basic earnings per share (EPS)	0.60	0.33	0.55	0.35	0.47	0.93	0.82
Diluted earnings per share	0.60	0.33	0.55	0.35	0.47	0.93	0.82
Common dividends	0.150	0.145	0.145	0.140	0.140	0.295	0.275
Book value per common share	21.02	20.29	19.64	20.05	18.80	21.02	18.80
Tangible book value per common share (TBV)	16.44	15.79	16.00	16.49	15.26	16.44	15.26
Market price per common share	19.10	20.82	20.91	20.56	14.00	19.10	14.00
Market price to TBV	116.2%	131.8%	130.7%	124.7%	91.8%	116.2%	0.92
Market price to trailing 12 month EPS	10.4	12.2	12.1	11.8	7.9	10.4	7.9

PERFORMANCE RATIOS:
Return on average assets (ROAA)	1.03%	0.60%	1.04%	0.68%	0.93%	0.82%	0.82%
Pre-tax pre-provision ROAA	1.42%	0.83%	1.27%	0.96%	1.01%	0.88%	1.00%
Return on average equity (ROE)	11.67%	6.63%	11.07%	7.28%	10.22%	9.19%	9.02%
Return on average tangible equity	14.97%	8.32%	13.51%	8.92%	12.66%	11.64%	11.21%
Efficiency ratio	68.90%	80.00%	71.09%	76.78%	75.86%	74.14%	76.98%
Earning asset yield	5.29%	5.23%	5.18%	5.16%	5.02%	5.25%	4.96%
Cost of interest bearing liabilities	2.33%	2.32%	2.36%	2.53%	2.47%	2.30%	2.51%
Net interest margin	3.48%	3.40%	3.35%	3.17%	3.12%	3.43%	3.04%
Tax equivalent effect	0.01%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%
Net interest margin, tax equivalent	3.49%	3.41%	3.36%	3.19%	3.13%	3.44%	3.05%
Non interest income/Average assets	1.35%	1.14%	1.30%	1.19%	1.31%	1.25%	1.25%
Non interest expense/Average assets	3.17%	3.45%	3.14%	3.18%	3.20%	3.31%	3.15%
Net noninterest expense/Average assets	-1.82%	-2.31%	-1.84%	-1.99%	-1.88%	-2.06%	-1.90%

ASSET QUALITY RATIOS:
Gross charge-offs	49	86	195	29	-	135	66
Recoveries	3	2	13	2	16	5	25
Net charge-offs	46	84	182	27	(16)	130	41
Nonperforming loans/Total loans	0.54%	0.56%	0.53%	0.54%	0.47%	0.54%	0.47%
Nonperforming assets/Loans & OREO	0.57%	0.56%	0.53%	0.54%	0.52%	0.57%	0.52%
Nonperforming assets/Total assets	0.42%	0.41%	0.40%	0.40%	0.39%	0.42%	0.39%
Allowance for credit loss/Nonperforming loans	264.99%	254.35%	273.68%	276.83%	329.78%	264.99%	329.78%
Allowance for credit loss/Total loans	1.43%	1.41%	1.44%	1.48%	1.55%	1.43%	1.55%
Net loan charge-offs/Average loans (ann.)	0.02%	0.03%	0.07%	0.01%	(0.01)%	0.02%	0.01%

CAPITAL & LIQUIDITY RATIOS:
Loans/ Deposits	87.59%	85.61%	90.81%	88.82%	90.15%	87.59%	90.15%
Equity/ Assets	8.99%	8.76%	9.24%	9.53%	9.35%	8.99%	9.35%
Tangible equity/Tangible assets	7.17%	6.96%	7.66%	7.97%	7.72%	7.17%	7.72%
Common equity tier 1 ratio (Bank)	12.53%	12.35%	13.43%	13.19%	13.98%	12.53%	13.98%

END OF PERIOD BALANCES
Total assets	1,486,301	1,501,002	1,379,517	1,393,949	1,342,186	1,486,301	1,342,186
Total loans	1,094,719	1,088,274	1,046,735	1,029,955	1,005,390	1,094,719	1,005,390
Deposits	1,249,822	1,271,220	1,152,605	1,159,533	1,115,188	1,249,822	1,115,188
Shareholders equity	133,648	131,526	127,508	132,841	125,479	133,648	125,479
Goodwill and intangibles	29,107	29,125	23,597	23,613	23,630	29,107	23,630
Tangible equity	104,541	102,401	103,911	109,228	101,849	104,541	101,849
Mortgage servicing portfolio	1,456,374	1,432,184	1,427,318	1,406,273	1,389,805	1,456,374	1,389,805
Wealth/Brokerage assets under care	536,836	519,158	547,697	557,724	525,713	536,836	525,713
Total assets under care	3,479,511	3,452,344	3,354,532	3,357,946	3,257,704	3,479,511	3,257,704
Full-time equivalent employees	256	262	252	248	249	256	249
Period end common shares outstanding	6,359	6,483	6,494	6,624	6,676	6,359	6,676
Market capitalization (all)	121,453	134,982	135,780	136,189	93,458	121,453	93,458

AVERAGE BALANCES
Total assets	1,498,756	1,459,896	1,395,473	1,376,849	1,342,847	1,479,613	1,337,244
Total earning assets	1,399,485	1,346,354	1,301,872	1,283,407	1,246,099	1,377,780	1,246,956
Total loans	1,094,199	1,076,328	1,040,580	1,018,262	1,005,018	1,085,313	999,164
Deposits	1,270,798	1,227,449	1,163,531	1,145,964	1,120,367	1,249,885	1,106,633
Shareholders equity	132,353	131,944	130,647	128,608	122,510	131,849	121,474
Goodwill and intangibles	29,116	26,714	23,605	23,621	23,638	27,742	23,646
Tangible equity	103,237	105,230	107,042	104,987	98,872	104,107	97,828
Average basic shares outstanding	6,448	6,481	6,575	6,660	6,692	6,464	6,703
Average diluted shares outstanding	6,459	6,502	6,599	6,675	6,700	6,483	6,715

SB FINANCIAL GROUP, INC.

Rate Volume Analysis - (Unaudited)

For the Three Months Ended Jun. 30, 2025 and 2024

($ in thousands)	Three Months Ended Jun. 30, 2025			Three Months Ended Jun. 30, 2024
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$198,558	$1,133	2.29%	$209,347	$1,226	2.36%
Overnight Cash	101,964	1,124	4.42%	27,885	384	5.54%
Nontaxable securities	4,764	35	2.95%	4,761	37	3.13%
Loans, net	1,094,199	16,175	5.93%	1,005,018	14,007	5.61%
Total earning assets	1,399,485	18,467	5.29%	1,247,011	15,654	5.05%

Cash on hand	4,951			4,448
Allowance for loan losses	(15,483)			(15,647)
Premises and equipment	21,719			20,978
Other assets	88,084			86,969
Total assets	$1,498,756			$1,343,759

Liabilities
Savings, MMDA and interest bearing demand	$740,677	$3,223	1.75%	$637,561	$2,776	1.75%
Time deposits	276,376	2,374	3.44%	257,359	2,432	3.80%
Repurchase agreements & other	10,518	21	0.80%	12,050	36	1.20%
Advances from Federal Home Loan Bank	35,000	366	4.19%	35,374	370	4.21%
Trust preferred securities	10,310	161	6.26%	10,310	187	7.29%
Subordinated debt	19,707	194	3.95%	19,658	194	3.97%
Total interest bearing liabilities	1,092,588	6,339	2.33%	972,312	5,995	2.48%

Non interest bearing demand	253,745	-		225,447	-
Total funding	1,346,333		1.89%	1,197,759		2.01%
Other liabilities	20,070			22,578
Total liabilities	1,366,403			1,220,337

Equity	132,353			122,510
Total liabilities and equity	$1,498,756			$1,342,847

Net interest income		$12,128			$9,659

Net interest income as a percent of average interest-earning assets - GAAP measure			3.48%			3.12%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.49%			3.13%

	Six Months Ended Jun. 30, 2025			Six Months Ended Jun. 30, 2024
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Taxable securities	$200,968	$2,302	2.31%	$214,418	$2,500	2.34%
Overnight Cash	$86,379	1,930	4.51%	25,744	703	5.49%
Nontaxable securities	5,120	73	2.88%	4,760	74	3.13%
Loans, net	1,085,313	31,534	5.86%	999,164	27,677	5.57%
Total earning assets	1,377,780	35,839	5.25%	1,244,086	30,954	5.00%

Cash on hand	4,796			4,479
Allowance for loan losses	(15,361)			(15,739)
Premises and equipment	21,403			21,130
Other assets	90,995			80,418
Total assets	$1,479,613			$1,334,374

Liabilities
Savings, MMDA and interest bearing demand	$725,729	$6,182	1.72%	$621,950	$5,301	1.71%
Time deposits	276,315	4,767	3.48%	257,975	4,997	3.90%
Repurchase agreements & Other	11,805	45	0.77%	14,021	70	1.00%
Advances from Federal Home Loan Bank	35,022	728	4.19%	43,202	983	4.58%
Trust preferred securities	19,701	321	3.29%	10,310	375	7.31%
Subordinated debt	19,665	389	3.99%	19,652	389	3.98%
Total interest bearing liabilities	1,088,237	12,432	2.30%	967,110	12,115	2.52%

Non interest bearing demand	247,841		1.88%	226,708		2.04%
Total funding	1,336,078			1,193,818
Other liabilities	11,686			21,952
Total liabilities	1,347,764			1,215,770

Equity	131,849			121,474
Total liabilities and equity	$1,479,613			$1,337,244

Net interest income		$23,407			$18,839

Net interest income as a percent of average interest-earning assets - GAAP measure			3.43%			3.05%

Net interest income as a percent of average interest-earning assets - non GAAP - Computed on a fully tax equivalent (FTE) basis			3.44%			3.06%

Non-GAAP reconciliation	Three Months Ended		Six Months Ended
($ in thousands, except per share & ratios)	Jun. 30, 2025	Jun. 30, 2024	Jun. 30, 2025	Jun. 30, 2024

Total Operating Revenue	$17,176	$14,045	$32,562	$27,176
Adjustment to (deduct)/add OMSR recapture/impairment *	(159)	(38)	(170)	(219)
Adjusted Total Operating Revenue	17,017	14,007	32,392	26,957

Total Operating Expense	$11,852	$10,671	$24,262	$20,953
Adjustment for merger expenses	-	-	(726)	-
Adjusted Total Operating Expense	11,852	10,671	23,536	20,953

Income before Income Taxes	4,727	3,374	7,316	6,223
Adjustment for OMSR*/Merger Expenses	(159)	(38)	556	(219)
Adjusted Income before Income Taxes	4,568	3,336	7,872	6,004

Provision for Income Taxes	875	281	1,306	742
Adjustment for OMSR/Merger Expenses **	(33)	(8)	117	(46)
Adjusted Provision for Income Taxes	842	273	1,423	696

Net Income	3,852	3,113	6,010	5,481
Adjustment for OMSR*/Merger Expenses	(126)	(30)	439	(173)
Adjusted Net Income	3,726	3,083	6,449	5,308

Diluted Earnings per Share	0.60	0.47	0.93	0.82
Adjustment for OMSR*/Merger Expenses	(0.02)	(0.01)	0.07	(0.03)
Adjusted Diluted Earnings per Share	$0.58	$0.46	$0.99	$0.79

Return on Average Assets	1.03%	0.93%	0.82%	0.82%
Adjustment for OMSR*/Merger Expenses	-0.03%	-0.01%	0.03%	-0.01%
Adjusted Return on Average Assets	1.00%	0.92%	0.85%	0.81%

* valuation adjustment to the Company’s mortgage servicing rights

** tax effect is calculated using a 21% statutory federal corporate income tax rate

Return on Average Equity	11.67%	10.22%	9.19%	9.02%
Adjustment for OMSR*/Merger Expenses	-0.37962%	-0.09802%	1.34481%	-0.56970%
Adjusted Return on Average Equity	11.29%	10.12%	10.54%	8.45%